Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Materialise NV

Leuven, Belgium

We hereby consent to the use in the prospectus constituting a part of this registration statement of our report dated February 21, 2014, relating to the consolidated financial statements of Materialise NV which is contained in that prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Bedrijfsrevisoren Burg. CVBA

On behalf of it,

/s/ Bert Kegels

Bert Kegels

Zaventem, Belgium

April 22, 2014